                                                                    Exhibit 99.1

EVERLAST WORLDWIDE ANNOUNCES FILING OF DEFINITIVE PROXY MATERIALS

Friday August 17, 10:10 am ET

SPECIAL MEETING OF SHAREHOLDERS TO VOTE ON PROPOSED MERGER SCHEDULED FOR
SEPTEMBER 19, 2007

      NEW YORK--Everlast Worldwide Inc. (Nasdaq: EVST) announced today that, on
August 16, 2007, it filed with the Securities and Exchange Commission definitive proxy materials in connection with the Company's pending merger with Brands
Holdings Limited. The mailing of such proxy materials to shareholders is expected to begin Monday August 20, 2007. Under the terms of the amended merger agreement with Brands Holdings, as previously announced on June 29, 2007, Brands
Holdings will acquire all of the outstanding shares of Everlast Worldwide Inc.
common stock for $33.00 per share in cash.

      A special meeting of the Company's shareholders, to consider and vote upon the proposed merger, has been scheduled for September 19, 2007, at 10:00 a.m.
ET, at the Millennium Broadway Hotel, in Room 311. The Millennium Broadway Hotel
is located at 145 West 44th Street, New York, New York 10036. The Company's
shareholders of record as of the close of business on July 26, 2007 will be entitled to vote at the special meeting. The Company's Board of Directors, has unanimously approved the Brands Holdings transaction, has determined that it is advisable and fair to and in the best interests of the Company and its stockholders and recommends that the Company's shareholders vote "FOR" the approval of the Brands Holdings merger agreement and the merger.

      Shareholders are encouraged to read the Company's definitive proxy materials in their entirety, as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the Board of Directors' recommendation that shareholders vote FOR the approval and adoption of the merger agreement.

      If shareholders have questions about the special meeting or the transactions after reading the Company's definitive proxy statement, they are encouraged to contact the Company's proxy solicitor, MacKenzie Partners, Inc., at 105 Madison Avenue, New York, New York 10016 (or call MacKenzie toll-free at
1-800-322-2885).

      As disclosed in the Company's definitive proxy materials, the Company also announced that entered into a memorandum of understanding pursuant to which the parties reached an agreement in principle for the settlement of the consolidated
William Sweet and Charles Restivo shareholder lawsuit actions. The parties have agreed to use their best efforts to agree upon, execute and present to the
Court, by September 21, 2007, a formal stipulation of settlement. Pending the negotiation and execution of such stipulation, all proceedings, other than settlement-related proceedings, have been suspended. Pursuant to the memorandum of understanding, plaintiffs and their counsel have agreed that they will petition the Court only for attorneys' fees and expenses, and the Company has agreed not to oppose any such motion.

About Everlast Worldwide Inc.

      Everlast Worldwide Inc. is a leading designer, manufacturer and marketer of boxing and fitness related sporting goods equipment under the well-recognized
Everlast brand name and a worldwide licensor of the Everlast brand for apparel, footwear, sporting goods equipment and other active lifestyle products and accessories. Since 1910, Everlast has been the preeminent brand in the world of boxing and among the most recognized brands in the overall sporting goods and apparel industries. In order to capitalize on the rich heritage and authenticity of the Everlast brand, the company has extended the Everlast brand outside of the boxing ring into complementary product categories. Our strategy is to continue to leverage the unique qualities represented by the Everlast brand--Strength, Dedication, Individuality and Authenticity -- to become a leading global athletic brand and a necessary part of the lives of consumers who train, compete and live an active lifestyle.

      Statements made in this Press Release that are estimates of past or future performance are based on a number of factors, some of which are outside of the
Company's control. Statements made in this Press Release that state the intentions, beliefs, expectations or predictions of Everlast Worldwide, Inc. and its management for the future are forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in filings of Everlast Worldwide with the U.S.
Securities and Exchange Commission. Copies of these filings may be obtained by contacting Everlast Worldwide or the SEC.

Contact:

Everlast Worldwide Inc.
Gary J. Dailey
Chief Financial Officer
212-239-0990
or
Investor:
Integrated Corporate Relations
David Griffith/James Palczynski
203-682-8200